Exhibit 10.30

                                               PROMISSORY NOTE


$155,975.00
                                                                October 15, 2004

Drinks Americas, Inc.
372 Danbury Road
Suite 163
Wilton, Connecticut 06897
("Borrower")

Nexcomm International Beverage, LLC
59 Old Post Road
Southport, Connecticut 06490
Attn: Kenneth H. Close
("Lender")

RECITAL. Borrower is the former subsidiary of Maxmillian Partners, LLC, ("Maxmillian"), the original borrower of Lender under a certain Secured Convertible Note and Agreement and a related Security Agreement dated April 8, 2003 (the "Original Debt"), the obligations pursuant to which were guarantied by Borrower in accordance with a certain Guaranty, also dated April 8, 2003. As of the date hereof, Maxmillian has entered into one or more agreements with Gourmet Group, Inc., a public company trading under the symbol "GOUG.PK" (the "Holding Company"), for the exchange in a private transaction (the "Exchange") of substantially all of the outstanding equity securities of Borrower for shares of the restricted common stock, $.001 par value, of the Holding Company (the "Exchange Shares"). Maxmillian anticipates that immediately following the Exchange it will complete a liquidating distribution of substantially all of its assets to its members, which assets will be constituted either wholly or in principal part of the Exchange Shares. As Maxmillian in such event will not have available funds from which to satisfy the obligations under the Secured Convertible Note and Agreement and the related Security Agreement dated April 8, 2003, each of the Holding Company, Maxmillian, the Borrower and Lender have agreed that for the purpose of permitting the Exchange to be completed, the Original Debt will be assumed by Borrower upon the terms and conditions herein, it being the intention of all of such parties, that as of the completion of such assumption, Maxmillian's obligations relating to the Original Debt, including without limitation, the security interests granted pursuant to the Security Agreement, shall be released in full by Lender, and all of such obligations, as modified by the terms and conditions set forth herein, shall be assumed by Borrower (the "Obligations").

BORROWING. Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at its office indicated above or wherever else Lender may specify, the sum of One Hundred Fifty-Five Thousand Nine Hundred Seventy-Five and No/100 ($155,975.00) Dollars or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, the "Note").

SECURITY. Borrower has granted Lender a security interest in the collateral described in that Security Agreement of even date herewith.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the rate of 10% per annum, ("Rate").

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Rate plus 2% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

REPAYMENT TERMS. This Note shall be due and payable in full with any and all interest accrued thereon together with any and all accrued interest, and any other charges due hereunder on or before May 1, 2005 (the "Maturity Date").

INTERCREDITOR ARRANGEMENT. Notwithstanding the provisions herein otherwise providing for payment on or before the Maturity Date, Lender acknowledges and affirms herein Lender's covenants with respect to the Original Debt as set forth in a certain Intercreditor Agreement, dated December 15, 2003, by and between Lender, Borrower, and Maxmillian and Platinum Funding Corp., a factor lender of Borrower ("Platinum'), and pursuant to which Lender agreed, among other things, to subordinate its interests in the security interest granted by Borrower in respect of the Original Debt of Maxmillian, in exchange for Platinum's and Borrower's agreement to make payment of the Original Debt against Borrower's obligations as Guarantor in accordance with the formula set forth in said Intercreditor Agreement. For so long as Borrower shall continue its factor arrangement with Platinum, and provided that Platinum shall affirm its obligations to Lender following the date hereof pursuant to the terms of the Intercreditor Agreement, then notwithstanding the assumption of the Original Debt of Maxmillian by Borrower, or the provision for Maturity herein, Lender shall undertake each off its obligations under the Intercreditor Agreement in the same manner as if the Original Debt had been that of Borrower. In the event the factor arrangement with Platinum shall be terminated, however, then the Maturity Date shall (i) remain applicable to the extent such termination occurs prior to the stated Maturity Date, and (ii) in the event such termination occurs after the stated Maturity Date, but before the Obligations have been fully satisfied either pursuant to the terms of the Intercreditor Agreement or otherwise, the Maturity Date shall be deemed to be extended to that date which is the fifth (5th) business day following the effective date of said termination.

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied to both principal and accrued interest. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender. If any payment received by Lender in respect of this Note or any other document is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other such documents as though such payment had not been made.

PREPAYMENT. This Note may be prepaid at any time in whole or in part without any prepayment fee or penalty.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to 3% of each payment past due for 10 or more days. Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or the Security Agreement. Nonpayment. The failure of timely payment of the Obligations under this Note or the Security Agreement, or the failure of Platinum to comply with its obligations under the Intercreditor Agreement. Nonperformance. The failure of timely performance of the Obligations or Default under this Note or the Security Agreement beyond fifteen (15) days from the date Borrower has actual or constructive knowledge of such failure or Default, other than with respect to payment. False Warranty. A warranty or representation made or deemed made in this Note or the Security Agreement or any related document delivered or furnished to Lender in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Material Capital Structure or Business Alteration. Without prior written consent of Lender, (i) the sale of substantially all of the business or assets of Borrower, or the transfer of more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions.

REMEDIES UPON DEFAULT. If a Default occurs under this Note, Lender may at any time thereafter, take the following actions (in each case subject to Lender's obligations under the Intercreditor Agreement: Lender Lien. Foreclose its security interest or lien against Borrower's assets without notice. Acceleration Upon Default. Accelerate the maturity of this Note and, at Lender's option, any or all other Obligations, whereupon this Note and the accelerated Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other documents in respect of this Note, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Lender such information as Lender may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note, the Security Agreement or other related documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note and other such documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, Borrower agrees that Lender may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, all without notice to or consent of Borrower and without affecting the liability of Borrower.

MISCELLANEOUS PROVISIONS. Assignment. This Note, the Security Agreement and any other related document shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's interests in and rights under this Note, Security Agreement and any other related documents are freely assignable, in whole or in part, by Lender. In addition, nothing in this Note or any of the other of said documents shall prohibit Lender from pledging or assigning this Note or any of the other documents or any interest therein to any party. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other document, such other such documents, shall be governed by and construed under the laws of the state named in Lender's address shown above without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of any other document or any commitment that survives closing, the terms of this Note shall control. Borrower's Assets. Except as prohibited by law, Borrower grants Lender a security interest in all of Borrower's assets. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Lender's address shown above. Severability. If any provision of this Note or of said other documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such documents. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Lender, if in writing and mailed or delivered to Lender's office address shown above or such other address as Lender may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are satisfied in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.

CONNECTICUT PREJUDGMENT REMEDY WAIVER. BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS REPRESENTED BY THIS NOTE ARE COMMERCIAL TRANSACTIONS AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE OF AND HEARING ON PREJUDGMENT REMEDIES UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE BANK'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

WAIVER OF TRIAL BY JURY. THE BORRROWER (BY ACCEPTANCE OF THIS AGREEMENT) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER WRITTEN OR VERBAL) OR ANY ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW. THE UNDERSIGNED HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO ACTUAL DAMAGES. THE UNDERSIGNED CERTIFIES THAT NO AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN. THE UNDERSIGNED ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Note was executed in the State of Connecticut and delivered to Lender in the State of Connecticut.

                                            DRINKS AMERICAS, INC.


                                            By: /s/_______________________(SEAL)
                                                      , duly authorized